Exhibit 10.1
PERFORMANCE AWARD AGREEMENT
TITAN MACHINERY INC.
2014 EQUITY INCENTIVE PLAN

THIS AGREEMENT, made effective as of this ____ day of ________, 20__ by and between Titan Machinery Inc., a Delaware corporation (the "Company") and ________________ (the "Participant").
W I T N E S S E T H:

WHEREAS, the Participant on the date hereof is an employee, officer, and/or director of the Company or one of its Affiliates; and

WHEREAS, the Company wishes to grant an equity performance award to Participant for performance-based restricted stock units of the Company pursuant to the Company’s 2014 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Administrator of the Plan has authorized the grant of an equity performance award to the Participant.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.Grant of Performance Award. Pursuant to Section 11 of the Plan, the Company hereby grants to Participant on the date set forth above (the “Grant Date”) an award for a target number of Performance-Based Restricted Stock Units (hereafter referred to as “RSU’s” or “Performance Award”) as set forth in the attached Performance Award Certificate. The Administrator may, in its sole discretion, pay Restricted Stock Units in cash, shares of Stock or any combination thereof, unless otherwise stated in the Performance Award Certificate or Exhibit 1 hereto.  Capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan.

2.    Performance Period. For purposes of this Agreement, the term "Performance Period" shall be the period commencing on [______________] and ending on [_________].

3.    Performance Goals.

a.     The number of RSU’s earned by the Participant for the Performance Period will be determined based on the level of achievement of the Performance Goals in accordance with Exhibit 1. All determinations of whether Performance Goals have been achieved, the number of RSU’s earned by the Participant, and all other matters related to this Section 3 shall be made by the Company’s Compensation Committee (the “Committee”).

b.    No later than seventy five (75) days following the end of the Performance Period, the Committee will review and certify in writing (a) whether, and to what extent, the Performance Goals for the Performance Period have been achieved, and (b) the number of RSU’s that the Participant shall have earned, if any. The number of vested RSU’s shall be rounded to the nearest whole number. Such certification shall be final, conclusive and binding on the Participant, and on all other persons. The issuance of shares shall occur not later than the period required for the RSU’s to qualify as a short-term deferral under Code Section 409A and the regulations issued thereunder.

4.    Vesting of Performance Award. The Participant’s right to receive payment for any or all of the RSU’s is subject to (a) the achievement of the threshold Performance Goal for Participant set forth in Exhibit 1 attached hereto; and (b) the Participant's continuous service (the “Continuous Service”) from the Grant Date through the last day of the Performance Period.

5.    Termination of Continuous Service.

a.     Except as otherwise expressly provided in this Agreement, if the Participant’s Continuous Service terminates for any reason at any time before the conclusion of the Performance Period, the Participant’s right to the Performance Award shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Agreement.

b.    Notwithstanding paragraph (a) above, if the Participant’s Continuous Service terminates during the Performance Period as a result of:

i.	Disability, as determined under any long-term disability program then maintained by the Company or any of its Affiliates that is applicable to Participant; or

ii.Death,

then Participant or Participant’s estate shall be entitled to receive shares, as the Committee in its sole discretion determines to have been earned for the period from the commencement date of the Performance Period through the close of the month immediately prior to the separation date (the “Short Performance Period”). This determination will be based on the Committee’s consideration of the Company’s actual performance for the Short Performance Period and the Performance Goals for such period, as set forth in Exhibit 1 to this Agreement. Such payment shall be made within 60 days of the date of Participant’s separation from service. If a payment is made pursuant to this Section 5, no payment shall be made pursuant to Sections 3 and 4 of this Agreement. The Committee’s determination of any award to be paid for the Short Performance Period shall be final, conclusive and binding on the Participant, and on all other persons.

6.    Rights as Shareholder; Dividends. The Participant shall not have any rights of a shareholder with respect to the RSU’s including, but not limited to, voting rights and the right to receive or accrue dividends or dividend equivalents.
7.    Issuance of Shares. After the Performance Award becomes payable as provided herein, and following payment of the applicable withholding taxes pursuant to Section 8(d) hereof, the Company shall promptly cause to be issued and delivered to Participant the requisite number of common shares, in certificated or uncertificated form, registered in Participant’s name or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, less any shares withheld to pay withholding taxes.

8.    Miscellaneous.

a.    Employment Status. This Agreement shall not confer on Participant any right with respect to continuance of employment by the Company or any of its Affiliates, nor will it interfere in any way with the right of the Company to terminate such employment. Except to the extent otherwise set forth in any written employment agreement, Participant’s employment relationship with the Company and its Affiliates shall be employment-at-will, and nothing in this Agreement shall be construed as creating an employment contract for any specified term between Participant and the Company or any Affiliate.

b.    Transfers; Securities Law Compliance. Prior to vesting, Participant shall not transfer, other than by will or the laws of descent and distribution, or otherwise dispose of the shares of the RSU’s received pursuant to this Agreement. The Participant may be required by the Company, as a condition of the effectiveness of this RSU award, to agree in writing that all Performance Shares received pursuant to this Agreement shall be held, until such time that such shares are registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws. A legend may be placed on any certificate(s) or other document(s) delivered to the Participant indicating restrictions on transferability of the shares pursuant to this Agreement or any other restrictions that the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of the Company’s common stock are then listed or quoted.

c.    Shares Reserved. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

d.    Withholding Taxes. In order to permit the Company to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, income or other taxes are withheld from any amounts payable by the Company to the Participant. If the

Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law.

e.    Performance Award Subject to Plan. This Agreement is subject to the Plan as approved by the Company's shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

f.    Nontransferability. Subject to any exceptions set forth in this Agreement or the Plan, the right to earn the shares as reflected on the Performance Award Certificate or any rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant.

g.    Governing Law. The laws of the state of Delaware shall govern all questions concerning the construction, validity, and interpretation of this Agreement, without regard to that state’s conflict of laws rules.

h.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

i.    Section 162(m). All payments under this Agreement are intended to constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. This Award shall be construed and administered in a manner consistent with such intent.

j.    Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

k.    Binding Agreement. This Agreement shall bind and inure to the benefit of the Company, its Affiliates and its successors and assigns, and Participant and any successor or successors of Participant permitted by this Agreement.

l.    Acceptance. The Participant hereby acknowledges access to the Plan and receipt of this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Performance Award subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Performance Award or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TITAN MACHINERY INC.
By:
[Name of Authorized Officer]
[Title]

(Signature of Participant)
9.
EXHIBIT 1

TITAN MACHINERY INC.
2014 EQUITY INCENTIVE PLAN
PERFORMANCE AWARD CERTIFICATE
This certifies the Performance Award, as specified below, has been granted under the Titan Machinery Inc. Equity Incentive Plan (the “Plan”), the terms and conditions of which are incorporated by reference herein and made a part hereof. In addition, the award shown in this Certificate is nontransferable and is subject to the terms and conditions set forth in the attached Performance Award Agreement of which this Certificate is a part.
[Name and Address of the Participant]
You have been granted the following Performance Award:

Grant Type:	_______________________
Target Number of RSU’s:	______________________
Maximum Number of RSU’s:	______________________
Grant Date:	______________________
Performance Period:	______________________
Performance Goals:	Set forth in Exhibit 1 to the 20___ Performance Award Agreement

By the Company’s and your signature below, it is agreed that this Performance Award is governed by the terms and conditions of the Performance Award Agreement, a copy of which is attached and made a part of this document, and the Plan.
TITAN MACHINERY INC.
By: __________________________
[Name of Authorized Officer]
[Title]
______________________________
(Signature of Participant)